UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 14, 2025

SHARONAI HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-287287	41-2349750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

745 Fifth Avenue, Suite 500,

New York, NY 10151

(Address of principal executive offices, including zip code)

(347) 212-5075

(Registrant’s telephone number, including area code)

Roth CH Holdings, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

Terms used in this Current Report on Form 8-K (this “Report”) but not defined herein, or for which definitions are not otherwise incorporated by reference herein, shall have the meaning given to such terms in the definitive proxy statement/prospectus (the “Proxy Statement/Prospectus”), filed pursuant to Rule 424(b)(3) with the Securities and Exchange Commission (the “SEC”) on November 12, 2025 by Roth CH Holdings, Inc.

Business Combination

As previously announced, on January 28, 2025, Roth CH Acquisition Co., a Cayman Islands exempted company (“Parent” or “Roth CH”), entered into a business combination agreement as amended on May 23, 2025, and October 13, 2025, by and among Roth CH, Roth CH Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Roth CH (“Merger Sub”), SharonAI Inc., a Delaware company (“SharonAI”), and Roth CH Holdings, Inc. (“Roth CH Holdings”) (as amended, the “Business Combination Agreement”).

As contemplated in the Business Combination Agreement and described in the section titled “Proposal No. 1 - The Business Combination Proposal” and “Proposal No.2 - The Domestication Proposal” of the Proxy Statement/Prospectus, (a) on December 16, 2025, Roth CH merged with and into Roth CH Holdings at which time the separate existence of Roth CH ceased and Roth CH Holdings became the surviving corporation (“Pubco”) in accordance with the Delaware General Corporation Law (“DGCL”), the Cayman Islands Companies Act (As Revised), the Certificate of Merger, and the amended and restated memorandum and articles of association of Roth CH (the “Domestication”); (b) on December 17, 2025 (the “Effective Date”), the merger (the “Merger”) of Merger Sub with and into SharonAI was effected, pursuant to which the separate corporate existence of Merger Sub ceased and SharonAI became the surviving corporation and a wholly-owned subsidiary of Pubco, in accordance with the DGCL; and (c) on the Effective Date, the other transactions contemplated by the Business Combination Agreement and documents related thereto were consummated (such transactions, together with the Domestication and the Merger, the “Business Combination”). In connection with the Business Combination, Pubco was renamed “SharonAI Holdings Inc.”

On the Effective Date, (a) the shareholders of SharonAI were issued an aggregate of 521,820,420 shares of Pubco Class A Ordinary Common Stock (“Class A Ordinary Common Stock”); an aggregate of 6,816,948 shares of Pubco Class B Super Common Stock (“Class B Super Common Stock,” together with the Class A Ordinary Common Stock, the “Common Stock”)), 23,939,758 Restrictive Stock Units, 4,634,181 options and 3,724,326 warrants to purchase shares of Class A Ordinary Stock; (b) the public shareholders of Roth CH received an aggregate of 45,278,220 shares of Class A Ordinary Common Stock and warrants to purchase 22,250,000 shares of Class A Ordinary Common Stock and (c) 2,249,999 shares of Class A Ordinary Common Stock issued in exchange for the cancellation of certain notes held by Roth CH holders.

The Business Combination will be accounted for as a reverse recapitalization in accordance with generally accepted accounting principles in the United States and not as a business combination under ASC 805. Under this method of accounting, Roth CH, will be treated as the acquired company for accounting purposes, whereas SharonAI will be treated as the accounting acquirer.

The foregoing description of the Business Combination does not purport to be complete and is qualified in its entirety by the full text of the Business Combination Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K, as amended by Amendment No. 1 to the Business Combination Agreement filed as Exhibit 2.2 to this Current Report on Form 8-K and Amendment No. 2 to the Business Combination Agreement filed as Exhibit 2.3 to this Current Report on Form 8-K.

The public warrants exercisable for Pubco’s Class A Ordinary Common Stock are referred to herein as “Pubco Warrants.”

There were 576,165,334 shares of Pubco Common Stock issued and outstanding and warrants to purchase 25,974,326 shares of Class A Ordinary Stock immediately following the consummation of the Business Combination.

New Organizational Documents

In connection with the Business Combination, the Parent shareholders approved a proposal to adopt an amended and restated certificate of incorporation (the “New Charter”) and amended and restated bylaws (the “New Bylaws”, and together with the New Charter, the “New Organizational Documents”). Among other things, the New Organizational Documents (i) changed the name of the corporation from “Roth CH Holdings, Inc” to “SharonAI Holdings, Inc.”; and (ii) amended and redesignated the authorized share capital of Pubco from (a) 200,000,000 Roth CH Class A Ordinary Shares, 20,000,000 Roth CH Class B Ordinary Shares and 1,000,000 preference shares, par value $0.0001 per share, of Roth CH to (b) 906,816,948 shares of Pubco Common Stock, consisting of 900,000,000 shares of Class A Ordinary Common Stock and 6,816,948 shares of Class B Super Common Stock and 1,000,000 shares of preferred stock, par value $0.0001 per share, of Pubco.

The foregoing descriptions of the New Charter and New Bylaws do not purport to be complete and are qualified in their entirety by the full text of each of the New Charter and New Bylaws, which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K.

Item 1.01. Entry into a Material Definitive Agreement.

The disclosures set forth in the “Introductory Note” above are incorporated and made a part of this Item 1.01 by reference.

The disclosures set forth in Item 2.01 of this Current Report on Form 8-K are incorporated and made a part of this Item 1.01 by reference.

Related Agreements

Amended and Restated Registration Rights Agreement

At the closing of the Business Combination, Pubco entered into an amended and restated registration rights agreement (the “Registration Rights Agreement”) with certain existing stockholders of the Parent and SharonAI (the “Holders”) with respect to their shares of the Parent acquired before or pursuant to the Merger, and including the shares issuable on conversion of the warrants issued to Parent’s sponsor in connection with the Parent’s initial public offering and any shares issuable on conversion of preferred stock or loans. Pursuant to the Registration Rights Agreement, within thirty (30) days of the closing of the Business Combination, Pubco shall file with the SEC a registration statement for a shelf registration on Form S-1 or a Registration Statement for a Shelf Registration on Form S-3 (the “Shelf Registration Statement”), if Pubco is then eligible to use a Form S-3 Shelf, in each case, covering the resale of all the Registrable Securities (as defined in the Registration Rights Agreement) on a delayed or continuous basis as permitted by Rule 415 under the Securities Act and shall use its reasonable best efforts to have such Shelf Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the seventy-fifth (75th) calendar day following the date on which the Shelf Registration Statement is filed with the SEC; provided that Pubco shall have the Shelf Registration Statement declared effective within ten (10) business days after the date Pubco is notified by the staff of the SEC that the Shelf Registration Statement will not be reviewed or will not be subject to further review by the SEC. In the event that any Holder (as defined in the Registration Rights Agreement) holds Registrable Securities that are not registered for resale on a delayed or continuous basis, Pubco, upon written request of such Holder, shall promptly use its commercially reasonable efforts to cause the resale of such Registrable Securities to be covered by filing a subsequent shelf registration statement and cause the same to become effective as soon as practicable after such filing; provided, however, that Pubco shall only be required to cause such Registrable Securities to be so covered twice per calendar year for each of the Holders. In addition, the Holders have certain “piggyback” registration rights that require Pubco to include such securities in registration statements that Pubco otherwise files. The Registration Rights Agreement does not contain liquidating damages or other cash settlement provisions resulting from delays in registering Pubco’s securities. Pubco will bear the expenses incurred in connection with the filing of any such registration statements.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirely by the full text of the Amended and Restated Registration Rights Agreement which is included by reference as Exhibit 10.7 to this Current Report on Form 8-K and is incorporated by reference herein.

Indemnification of Directors and Officers

On December 2, 2025, in connection with the closing of the Business Combination, Pubco adopted the New Charter, which New Charter was filed with the Delaware Secretary of State on December 16, 2025. The New Charter provides that, to the fullest extent permitted by Delaware law, Pubco must indemnify and hold harmless and advance expenses to any of its directors and officers who is involved in any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of Pubco or, while serving as a director or officer of Pubco, is or was serving at the request of Pubco as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity. Pubco also is expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for Pubco’s directors, officers, and certain employees for some liabilities. In addition, each such director and officer will enter into a customary indemnity agreement, substantially in the form attached as Exhibit 10.26 hereto. Each indemnity agreement provides for indemnification and advancements by Pubco of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to Pubco or, at Pubco’s request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.

Amendment to Yorkville Agreements

On December 15, 2025, SharonAI entered into an Amendment (the “YA Amendment”) to Convertible Promissory Notes and Note Purchase Agreement (the “YA Agreements”) with YA II PN, Ltd (“YA”). Under the terms of the YA Amendment, during the period starting on December 15, 2025 and ending on January 20, 2026, (the “Suspension Period”), (A) the following obligations of the Company are suspended: (i) the obligation to assign the notes issued by SharonAI to YA (collectively, the “Notes”) to Pubco, (ii) the obligation to cause Pubco to assume the Note or enter the Standby Equity Purchase Agreement (“SEPA”), and (iii) the obligation to make any payments to the YA under the Notes, and (B) YA shall not: (i) convert either Note into shares of Pubco’s Class A Ordinary Common Stock, or (ii) have any obligations to make any further Pre-Paid Advances; in each such case provided that SharonAI strictly complies with the covenants set forth in the Amendment. SharonAI agreed that upon the expiration or termination of the Suspension Period (unless the Notes are repaid in full as provided in the Amendment), the suspension of the obligations and payments due to be performed under any of the Agreements that may have arose during the Suspension Period shall be in full force and effect upon the termination of the Suspension Period.

In connection with the Amendment, SharonAI agreed to pay YA (i) an initial payment within 4 business days of the date of the Amendment of $350,000, which is comprised of (a) $263,636 of principal of the promissory note dated October 21, 2025; (b) a Redemption Premium (as defined in the Notes) in respect of such principal in the amount of $26,364; and (c) $60,000 of accrued and unpaid interest on the Notes (representing all accrued and unpaid interest as of December 11, 2025); and (ii) a final payment on or before the expiration of the Suspension Period in an amount equal to the aggregate of the following as of the date of such payment: (a) the outstanding principal of each Note; (b) a Redemption Premium (as defined in the Notes) in respect of such Principal amount; (c) the accrued and unpaid Interest of each Note; and (d) a $250,000 fee, which aggregate payment shall be in complete payment and satisfaction of all amounts owed and other obligations under all of the YA Agreements and the YA Agreements shall terminate and be of no further effect upon SharonAI making such payment and none of the parties, nor any of their respective successors in interest or permitted assigns, shall have any further rights or obligations or any continuing liability under the Agreements after such payment is made by SharonAI.

Convertible Notes

On December 17, 2025 Pubco entered into convertible promissory notes (the “December 2025 Convertible Notes”) with three accredited investors pursuant to which Pubco issued convertible promissory notes in the aggregate amount of $2,250,000 to the investors in consideration of $2,250,000. The notes accrue interest at a rate of 10% per annum, starting 30 days after issuance, and have a maturity date of December 17, 2026. The unpaid and outstanding principal amount and accrued interest automatically convert into shares of the Company’s Class A Ordinary Common Stock at a conversion price of $0.12 per share. As soon as practicable (and in any event within 30-calendar days of the closing of the Business Combination Agreement, Pubco agreed to file a registration statement on Form S-1 providing for the resale of the shares of Class A Ordinary Common Stock issuable upon conversion of the December 2025 Convertible Notes. The proceeds from the issuance of the December 2025 Convertible Notes were used for working capital and general corporate purposes, including the payment of expenses in connection with the closing of the Business Combination.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosures set forth in the “Introductory Note” above are incorporated and made a part of this Item 2.01 by reference.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the predecessor registrant was a shell company, as Roth CH was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, Pubco, as the successor issuer to Roth CH, is providing the information below that would be included in a Form 10 if we were to file a Form 10. Please note that the information provided below relates to Pubco following the Business Combination and for purposes hereunder Pubco and SharonAI will be referred to as the Combined Company, unless otherwise specifically indicated or the context otherwise requires.

Cautionary Note Regarding Forward-Looking Statements

The statements contained in this Current Report on Form 8-K that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), which represent our expectations or beliefs concerning future events. These forward-looking statements include, without limitation, statements relating to expectations for future financial performance, business strategies or expectations for our business. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus, words such as “anticipate”, “believe”, “can”, “continue”, “could”, “estimate”, “expect”, “forecast”, “intend”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “seek”, “should”, “strive”, “target”, “will”, “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements in this prospectus and in any document incorporated by reference in this prospectus may include, for example, statements about:

●	the benefits of the Business Combination;

●	the future financial performance of the Combined Company following the Business Combination;

●	changes in the market for the Combined Company’s products and services; and

●	expansion plans and opportunities.

These forward-looking statements are based on information available as of the date of this current report, the Combined Company’s management’s current expectations, forecasts and assumptions, and involve a number of judgments, known and unknown risks and uncertainties and other factors, many of which are outside the control of the Combined Company and their directors, officers and affiliates. Accordingly, forward-looking statements should not be relied upon as representing the Combined Company’s views as of any subsequent date. The Combined Company does not undertakes any obligation to update, add or to otherwise correct any forward-looking statements contained herein to reflect events or circumstances after the date they were made, whether as a result of new information, future events, inaccuracies that become apparent after the date hereof or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward-looking statements in deciding how your vote should be cast or in voting your shares on the proposals set out in this prospectus. Should one or more of a number of known and unknown risks and uncertainties materialize, or should any of our assumptions prove incorrect, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to:

●	estimates and forecasts of financial and performance metrics and expectations and timing related to potential benefits, terms and timing of the Business Combination;

●	risks relating to the uncertainty of the projected financial information with respect to the Combined Company

●	the Combined Company’s public securities’ liquidity and trading;

●	the Combined Company’s ability to obtain sufficient additional financing, on acceptable terms or at all, and ability to continue as a going concern;

●	the impact of the Combined Company’s remaining indebtedness outstanding following the Business Combination;

●	changes in the market in which the Combined Company competes, including with respect to its competitive landscape, technology evolution or changes in applicable laws or regulations;

●	the impact of macroeconomic events, such as inflation, recessions or depressions, and war or fears of war;

●	changes in the vertical markets that the Combined Company targets;

●	the impact of current or future government regulation and oversight, including the U.S. federal, state and local authorities;

●	the ability to launch new Combined Company services and products or to profitably expand into new markets;

●	the ability to execute the Combined Company’s growth strategies, including identifying and executing acquisitions;

●	the ability to develop and maintain effective internal controls and procedures, correct or remediate the previously identified material weakness, or correct or remediate any future identified material weaknesses;

●	the exposure to any liability, protracted and costly litigation or reputational damage relating to the Combined Company’s data security; and

●	the possibility that the Combined Company may be adversely affected by other economic, business, and/or competitive factors.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the Proxy Statement/Prospectus and other documents filed or that may be filed by the Combined Company from time to time with Securities and Exchange Commission. These forward-looking statements must not be relied on by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Combined Company. Forward-looking statements speak only as of the date they are made. While the Combined Company may elect to update these forward-looking statements at some point in the future, the Combined Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Combined Company’s assessments as of any date subsequent to the date of this Current Report on Form 8-K. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Business

The business of SharonAI is described in the Proxy Statement/Prospectus in the section titled “Business of SharonAI”, and that information is incorporated herein by reference.

Risk Factors

Other than as set forth below, there have been no material changes to the risk factors related to SharonAI’s business and operations and the Business Combination set forth in the Proxy Statement/Prospectus in the section titled “Risk Factors,” which information is incorporated herein by reference.

Financial Information

The audited financial statements of Roth CH for the years ended December 31, 2024 and 2023 included in the Proxy Statement/Prospectus beginning on page F-11 are incorporated herein by reference.

The unaudited financial information of Roth CH as of and for the three and nine months ended September 30, 2025 and 2024 is set forth in set forth in Roth CH’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2025 and incorporated herein by reference.

The audited financial statements of SharonAI for the years ended December 31, 2024 and 2023 included in the Proxy Statement/Prospectus beginning on page F-39 are incorporated herein by reference.

The unaudited financial information of SharonAI as of and for the nine months ended September 30, 2025 is set forth in Exhibit 99.1. and incorporated herein by reference and incorporated herein by reference.

The audited financial statements of Distributed Storage Solutions Limited for the years ended December 31, 2023 and 2022 included in the Proxy Statement/Prospectus beginning on page F-114 are incorporated herein by reference.

The unaudited financial statements of Distributed Storage Solutions Limited as of and for the six months ended June 30, 2024 and 203 included in the Proxy Statement/Prospectus beginning on page F-140 are incorporated herein by reference.

The unaudited pro forma condensed combined financial information of Roth CH and SharonAI as of and for the years ended December 31, 2024 and 2023, and the nine months ended September 30, 2025, is set forth in Exhibit 99.2 and incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s discussion and analysis of the financial condition and results of operation of Roth CH for the years ended December 31, 2024 and December 31, 2023 are included in the Proxy Statement/Prospectus in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Roth CH” which is incorporated herein by reference.

Management’s discussion and analysis of the financial condition and results of operation of SharonAI for the years ended December 31, 2024 and December 31, 2023 are included in the Proxy Statement/Prospectus in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of SharonAI” which is incorporated herein by reference.

Management’s discussion and analysis of the financial condition and results of operation of Distributed Storage Solutions Limited for the years ended December 31, 2024 and December 31, 2023 are included in the Proxy Statement/Prospectus in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of DSS” which is incorporated herein by reference.

Management’s discussion and analysis of financial condition and results of operations of Roth CH for the nine months ended September 30, 2025 is described in Roth CH’s 10-Q for the period ended September 30, 2025 in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which is incorporated herein by reference.

Management’s discussion and analysis of the financial condition and results of operations of SharonAI for the nine months ended September 30, 2025 and 2024 is set forth in Exhibit 99.3 hereto and is incorporated herein by reference.

Management’s discussion and analysis of the financial condition and results of operation of Distributed Storage Solutions Limited for the six month ended June 30, 2024 are included in the Proxy Statement/Prospectus in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of DSS” which is incorporated herein by reference.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding (i) the beneficial ownership of Roth CH Ordinary Shares as of December 17, 2025, which is prior to the consummation of the Business Combination and (ii) the beneficial ownership of shares of the Combined Company’s Common Stock immediately following consummation of the Business Combination and issuance of 2,249,999 shares of Class A Ordinary Stock in consideration of debt conversion immediately following closing by:

●	each person who is known to be the beneficial owner of more than 5% of Roth CH Ordinary Shares and the beneficial owner of more than 5% of voting power of the Combined Company’s Common Stock as of the date of this prospectus;

●	each of Roth CH’s former executive officers and directors (each of whom has resigned upon consummation of the Business Combination;

●	each person who became an executive officer or director of the Combined Company post-Business Combination; and

●	all executive officers and directors of the Combined Company as a group before the offering and, and all executive officers and directors of the Combined Company following the offering.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. In computing the number of shares beneficially owned by a person or entity and the percentage ownership of that person or entity in the table below, all shares subject to options, SARs or warrants held by such person or entity were deemed outstanding prior to the Business Combination if such securities are currently exercisable, or exercisable within 60 days of December 16, 2025 and were deemed outstanding post-Business Combination if such securities are exercisable within 60 days of the closing of the Business Combination. These shares were not deemed outstanding, however, for the purpose of computing the percentage ownership of any other person or entity.

The beneficial ownership of Roth CH Ordinary Shares pre-Business Combination is based on 45,278,220 Roth CH Ordinary Shares issued and outstanding as of December 15, 2025, which includes 45,203,220 Roth CH Class A Ordinary Shares and 75,000 Roth CH Class B Ordinary Shares.

The number of shares owned and the percentage of beneficial ownership and voting control of the Combined Company after this offering set forth in these columns are based on 579,668,250 shares of Common Stock outstanding as of December 17, 2025 consisting of 572,851,302 shares of Class A Ordinary Common Stock and 6,816,948 shares of Class B Super Common Stock

Unless otherwise indicated, the Combined Company believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

Beneficial Ownership of Roth CH Ordinary Shares before the closing of the Business Combination

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	% of Class
Directors and Executive Officers
Byron Roth(2)	26,185,958	53.32%
John Lipman(3)	14,933,683	31.51%
Aaron Gurewitz	-	*
William F. Hartfiel III(4)	1,504,366	3.31%
Joesph Tonnos	-	*
Matthew Day	-	*
Donald Ryan Hultsrand(5)	1,504,386	3.22%
Adam Rothstein(6)	539,917	1.19%
Sam Chawla(7)	539,917	1.19%
Christopher Bradley(6)	539,917	1.19%

All officers and directors as a group (10 individuals)	44,205,491	85.27%

5% Stockholders other than Directors and Officers
Gordon Roth(2)	26,185,958	53.32%
CR Financial Holdings, Inc.(2)	26,185,958	53.32%

*	Less than 1%

(1)	Unless otherwise noted, the business address of each of the following entities or individuals is 2340 Collins Avenue, Suite 402, Miami Beach, FL 33139.
(2)	Consists of 22,275,645 shares of Class A Ordinary Common Stock and 3,910,313 shares of Class A Ordinary Common Stock underlying warrants to purchase Class A Ordinary Common Stock. Byron Roth and Gordon Roth have voting and dispositive control over the shares held by CR Financial Holdings, Inc., and may be deemed to be the beneficial owners of the shares held by CR Financial Holdings, Inc. Byron Roth through the BR Trust owns 86.6% of the outstanding shares of CR Financial Holdings, Inc.
(3)	Consists of 12,735,858 shares of Class A Ordinary Common Stock and 2,197,986 shares of Class A Ordinary Common Stock underlying warrants to purchase Class A Ordinary Common Stock.
(4)	Consists of 1,282,652 shares of Class A Ordinary Common Stock and 221,714 shares of Class A Ordinary Common Stock underlying warrants to purchase Class A Ordinary Common Stock.
(5)	Consists of 1,282,671 shares of Class A Ordinary Common Stock and 221,715 shares of Class A Ordinary Common Stock underlying warrants to purchase Class A Ordinary Common Stock.
(6)	Consists of 459,292 shares of Class A Ordinary Common Stock and 80,625 shares of Class A Ordinary Common Stock underlying warrants to purchase Class A Ordinary Common Stock.
(7)	Consists of 459,292 shares of Class A Ordinary Common Stock and 80,625 shares of Class A Ordinary Common Stock underlying warrants to purchase Class A Ordinary Common Stock.
(8)	Consists of 459,292 shares of Class A Ordinary Common Stock and 80,625 shares of Class A Ordinary Common Stock underlying warrants to purchase Class A Ordinary Common Stock.

Beneficial Ownership of the Combined Company’s after the closing of the Business Combination and the Offering

Name	Shares beneficially owned	Percent of Common Stock	Percent of Voting Control(7)
Directors, New Director Nominee and Other Named Executive Officers
Alastair Cairns(5)	618,310	*	*
Andrew Leece(1)	72,240,092	12.46%	26.06%
James Manning(2)	72,505,019	12.43%	26.02%
Brent Lanier(6)	618,310	*	*
Timothy Broadfoot(3)	4,468,737	*	*
Wolfgang Schubert	1,145,247	*	*
Peter Woodward	-	*	*

All officers and directors as a group (7 persons)	151,595,718	25.94%	52.48%

5% Stockholders other than Directors and Officers
Nicholas Hughes Jones(4)	60,295,892	10.40%	25.34%

*	Less than 1%

(1)	Holdings include related parties of Andrew Leece being, Strat Cap No.1 Pty Ltd, Strat Capital Pty Ltd ATF AJ Digital Trust and Strat Capital Pty Ltd ATF Alpha Juliett Trust. Holdings include 2,272,316 shares of Class B Super Common Stock and the remainder of shares held are shares of Class A Ordinary Common Stock.
(2)	Holdings include related parties of James Manning being, Bare Media Holdings Pty Ltd, Defender Capital Pty Ltd, Defender Equities Pty Ltd ATF Defender Australian Opportunities Fund, Manning Capital Holdings Pty Ltd ATF The Manning Capital Holdings Unit Trust, Manning Group Pty Ltd ATF MG Office Trust and MG No.1 Pty Ltd. Holdings include 2,272,316 shares of Class B Super Common Stock and the remainder of shares held are shares of Class A Ordinary Common Stock. Also includes 3,439,806 shares of Class A Ordinary Common Stock issuable pursuant to restricted stock units vesting within 60 days of December 17, 2025
(3)	Holdings include related parties of Timothy Broadfoot being DSS AI Pty Ltd and Broadfoot Group Pty Ltd ATF for Broadfoot Family Trust.
(4)	Holdings include related parties of Nicholas Hughes Jones being, Inbocalupo No.1 Pty Ltd and Inbocalupo Pty Ltd ATF Inbocalupo Trust. Holdings include 2,272,316 shares of Class B Super Common Stock and the remainder of shares held are shares of Class A Ordinary Common Stock.
(5)	Includes 618,310 options that are exercisable within 60 days of December 17, 2025.
(6)	Includes 618,310 options that are exercisable within 60 days of December 17, 2025.
(7)	Although shares of Class A Ordinary Common Stock and Class B Common Stock have identical economic rights, each holder of shares of Common Stock shall be entitled to one (1) vote for each share of Class A Ordinary Common Stock held and one hundred and sixty (160) votes for each share of Class B Super Common Stock held, which is why a difference between the percentage of Common Stock and percentage of voting control is shown separately.

Directors and Executive Officers

Immediately following the consummation of the Business Combination, the following individuals became the directors of the Combined Company: (i) Wolfgang Schubert, (ii) James Manning, (iii), Alastair Cairns, (iv) Brent Lanier, and (v) Peter Woodward.

Immediately following the consummation of the Business Combination, the following individuals became the executive officers of the Combined Company: (i) Wolfgang Schubert, Chief Executive Officer, (ii) Tim Broadfoot, Chief Financial Officer, (iii) Andrew Leece, Chief Operating Officer and (iv) Daniel Mons, Chief Technology Officer.

Biographical details of the directors and executive officers of the Combined Company are set forth below:

Executive Officers

Wolfgang Schubert

Wolf Schubert has served as the Chief Executive Officer and a Director of the Combined Company since consummation of the Business Combination and of SharonAI since June of 2024, shortly after its inception. He has over 28 years’ experience across capital markets, risk, asset management and technology with both public and private companies. Before joining Sharon AI, he served as a vice president at BlockFi, a digital asset lender, from 2021 until 2022 where he ran part of BlockFi’s institutional business. Before that, he served as a director of operations and portfolio finance at Vista Equity Partners, a private equity firm that invests in software, data, and technology-enabled businesses, from 2019 to 2021, and at Strategic Value Partners, an investment firm focused on non-performing credit and private equity, from 2008 to 2015, ultimately serving as Chief Risk Officer. Mr. Schubert began his career at Oliver Wyman before spending several years as an investment banker at Goldman Sachs, JP Morgan and Merrill Lynch. Mr. Schubert was born and raised in Germany and has Bachelors degrees in Mechanical Engineering and in Aerospace Engineering from the University of Michigan, Ann Arbor, and a Masters degree from Princeton University in Mechanical and Aerospace Engineering.

Tim Broadfoot

Tim Broadfoot has served as the Chief Financial Officer of the Combined Company since consummation of the Business Combination and of SharonAI since July 1 2024. After its acquisition by SharonAI, Mr. Broadfoot has also continued to serve as the Chief Financial Officer of Distributed Storage Solutions Limited ACN 646 979 222, an Australian company that operates HPC/AI and distributed storage operations, a position he started May 1 2024, before its acquisition by SharonAI. He has over a decade of experience across corporate finance, accounting, business, asset management and operations in both public and private companies. Mr. Broadfoot currently serves as a Responsible Manager for Defender Asset Management Pty Ltd, a diversified asset manager, from 2022. Mr. Broadfoot also previously served as Chief Corporate Officer for Mawson Infrastructure Group Inc. (NASDAQ:MIGI), a digital infrastructure platform developer and operator, from 2020 until 2024, where he was responsible for building and managing over 120MW of data center infrastructure across the USA and Australia. Mr. Broadfoot has a Bachelors of Commerce (Finance) from the University of Western Australia.

Andrew Leece

Andrew Leece has served as Chief Operating Officer of the Combined Company since consummation of the Business Combination and of SharonAI since February 15, 2024. After its acquisition by SharonAI, Mr. Leece has also continued to serve as the Chief Executive Officer of Distributed Storage Solutions Limited ACN 646 979 222, an Australian company that operates HPC/AI and distributed storage operations, a position he started in 2021, before its acquisition by SharonAI. He also served as Chief Executive Officer at AirOne Media, Inc., a digital aircraft sales and finance platform, from 2017 until 2021. He began his career with Macquarie Bank (ASX:MQG), with a tenure spanning 2007 to 2015, where he gained significant experience in Corporate and Asset Finance. He then embarked on various entrepreneurial endeavors including technologies developed for the Aviation industry. Andrew has been a director of ISI Australia, a leading provider of mainframe computing managed services since 2018.

Daniel Mons

Daniel Mons has served as the Chief Technology Officer of the Combined Company since consummation of the Business Combination SharonAI since May 17, 2025. He has over 20 years experience in high performance computing encompassing infrastructure design, systems architecture, information security and cluster administration. Prior to joining SharonAI, he worked at Queensland State Government’s Department of Environment, Science, Energy and Innovation’s “ASDI,” Cutting Edge, Eyecon and Sunsuper building and managing HPC environments. He is proficient across Linux and open source technologies, security, encryption, networking and virtualization, and has a Bachelor of Science (Computer Science) from the University of Queensland.

Directors

Wolfgang Schubert -see biography above under “Executive Officers”

James Manning

James Manning has been a Director and the Chairman of the Combined Company since consummation of the Business Combination and of SharonAI since February 15, 2024. After its acquisition by SharonAI, Mr. Manning has also continued to serve as the Chairman of Distributed Storage Solutions Limited ACN 646 979 222, until September 2024, an Australian company that operates HPC/AI and distributed storage operations, a position he started January 2021, before its acquisition by SharonAI. Mr. Manning has over 20 years experience across corporate finance, accounting, business, asset management and operations in both public and private companies. He has spent the last 5 years focused on digital asset infrastructure, with a keen focus on the energy requirements for data center development. Mr. Manning currently serves as Managing Director at Vertua Limited, a listed investment company, a position he has held since June 2014. He was the founder and CEO of Mawson Infrastructure Group Inc. (NASDAQ:MIGI), a digital infrastructure platform developer and operator, until May of 2023. He is also the Chairman of Defender Asset Management Pty Ltd, a diversified asset manager, a position he has held since September 2015.

Mr. Manning has a Master of Business (Finance) and a Masters in Property Development from the University of Technology Sydney, as well a Bachelor of Accounting from Australian Catholic University. He is a Fellow of the Institute of Company Directors (FAICD), and a member of Institute of Public Accountants (IPA).

Alastair Cairns

Alastair Cairns has been a Director of the Combined Company since consummation of the Business Combination and of SharonAI since September of 2024. Previously, Mr. Cairns served as the Head of Asset Management, North America, at Linedata, a European listed financial software company, a position he held from July 2024 to November 2025. Previously, he was head of insights and marketplace at Addepar, a provider of reporting and analytics software to wealth managers, from 2017 until 2022. Prior to Addepar, he held executive positions at Credit Suisse from 2007 until 2016 in strategy, product and sales, in asset management and private banking. Alastair began his career at McKinsey & Company, where he rose to partner in the financial services practice. He holds degrees in Physics and Economics from Queen’s University in Canada and a Masters in Economics from the University of Chicago.

Brent Lanier

Brent Lanier has been a Director of the Combined Company since consummation of the Business Combination and of SharonAI since October of 2024. Most recently, he was the Global Chief Information Officer at Vista Equity Partners, a technology-focused global private equity firm, with $100BN in funds under management and over 600+ private equity transactions, from 2017 until 2024. Prior to Vista Equity Partners, he held positions at Boston Consulting Group, Bain Capital and Cambridge Associates. Mr. Lanier began his career at Andersen Consulting and holds an undergraduate degree in Computer Science from Georgia Tech and a graduate degree in Technology Management from Harvard University.

Peter Woodward

Brent Lanier has been a Director of the Combined Company since consummation of the Business Combination Mr. Woodward is the founder of MHW Capital Management, LLC, a position he has held since September 2005. From 1996 to 2005, Mr. Woodward was the Managing Director for Regan Fund Management, LLC. He served as the President and Chief Executive Officer and Director of Cartesian, Inc. from June 2015 to July 2018, and currently serves as Chairman of the Board and Chairman of the Audit Committee for TSS, Inc., as Chairman of the Board and Chairman of the Audit Committee for Precision Optics Corporation, and as the CEO of Innovative Power, LLC. Prior to founding MHW Capital Management, Mr. Woodward served as an economist for the Council of Economic Advisors at the White House. Mr. Woodward holds a BA in economics from Colgate University and a Masters of International Affairs with a concentration in international economics and finance from Columbia University. He is also a Chartered Financial Analyst.

Director Independence

Information with respect to the independence of Pubco’s directors is set forth in the Proxy Statement/Prospectus in the section titled “Executive Officers and Directors of SharonAI and Executive Officers and Directors of Pubco - Director Independence,” and that information is incorporated herein by reference.

Committees of the Board of Directors

Information with respect to the composition of Pubco’s Board immediately after the closing of the Business Combination is set forth in the Proxy Statement/Prospectus in the section titled “Management of Executive Officers and Directors of SharonAI and Executive Officers and Directors of Pubco - Board Committees”, and that information is incorporated herein by reference.

Executive Compensation

Prior to the Business Combination

A description of the compensation of the named executive officers of SharonAI before the consummation of the Business Combination is set forth in the Proxy Statement/Prospectus in the section titled “Compensation Of Named Executive Officers And Directors Of SharonAI,” and that information is incorporated herein by reference.

2025 Omnibus Equity Incentive Plan

At the Special Meeting, Roth CH stockholders approved the New SharonAI, Inc. 2025 Omnibus Equity Incentive Plan (the “Equity Plan”), and the reservation of 60,000,000 shares of Pubco Class A Ordinary Common Stock thereunder. As a result, the Board is authorized to approve grants of awards under the Equity Plan to eligible participants, subject to various limitations. The description of the Equity Plan is set forth in the Proxy Statement/Prospectus in the section entitled “Proposal No. 6 - The Equity Incentive Plan Proposal,” which is incorporated herein by reference. The Combined Company Board of Directors and stockholders approved and adopted the Equity Plan on December 14, 2025. The description of the Incentive Equity Plan is not complete and is subject to and qualified in its entirety by reference to the Incentive Equity Plan, a copy of which is attached hereto as Exhibit 10.10 and the terms of which are incorporated by reference herein.

Director Compensation

A description of the compensation of the directors of SharonAI before the consummation of the Business Combination is set forth on page 272 of the Proxy Statement/Prospectus in the section titled “Director Compensation,” and that information is incorporated herein by reference.

Certain Relationships and Related Person Transactions

Certain relationships and related party transactions of Roth CH and SharonAI are described in the Proxy Statement/Prospectus in the section titled “Certain Relationships and Related Person Transactions,” and that information is incorporated herein by reference.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the section of the Proxy Statement/Prospectus titled “Business of SharonAI - Legal Proceedings”, and that information is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Stock and Related Stockholder Matters

The Roth CH Class A ordinary shares (“Roth CH Class A Ordinary Shares”), Roth CH warrants consisting of one warrant to purchase one Roth CH Ordinary Share (“Roth CH Warrants”), were historically quoted on OTC Markets under the symbols “USCTF,” and “USTWF,” respectively. On December 18, 2025, the Class A Ordinary Common Stock and Pubco Warrants outstanding upon the closing of the Business Combination began trading on the OTC Markets under the symbols “SHAZ” and “SHAZW,” respectively.

The Combined Company has not paid any cash dividends on the Class A Ordinary Common Stock to date. The Company currently intends to retain its future earnings, if any, to finance the further development and expansion of its business and does not intend to pay cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of the Board and will depend on the Company’s financial condition, results of operations, capital requirements, restrictions contained in future agreements and financing instruments, business prospects and such other factors as its Board deems relevant. As a result, you may not receive any return on an investment in the Class A Ordinary Common Stock unless you sell such common stock for a price greater than that which you paid for it.

As of the Effective Date, there were approximately 223 record holders of Class A Ordinary Common Stock, 3 record holders of Class B Super Common Stock and 42 record holders of Pubco Warrants. The number of record holders may not be representative of the number of beneficial owners of the Class A Ordinary Common Stock and Pubco Warrants, whose shares are held in street name by banks, brokers and other nominees.

Description of Capital Stock

The following summary sets forth the material terms of the Combined Company’s securities following the consummation of the Business Combination. The following summary is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to the New Charter, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part, and the Combined Company’s New Bylaws, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part. We urge you to read the New Charter and the New Bylaws in their entirety for a complete description of the rights and preferences of our securities following the consummation of the Business Combination.

General

The New Charter authorizes the issuance of up 906,816,948 shares of common stock, par value $0.0001 per share (“Common Stock”), and 1,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”). 900,000,000 shares of the Common Stock have been designated as Class A Ordinary Common Stock and 6,816,948 shares of the Common Stock have been designated as Class B Super Common Stock. Upon the consummation of the Business Combination and cancellation of approximately $270,000 of outstanding indebtedness the Combined Company will have 569,348,639 shares of Class A Ordinary Common Stock issued and outstanding, 6,816,948 shares of Class B Super Common Stock issued and outstanding, and no shares of the Preferred Stock issued and outstanding. The following description summarizes all of the material terms of our securities. Because it is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to the Combined Company’s Amended and Restated Certificate of Incorporation in the form attached to hereto as Exhibit 3.1.

Common Stock

The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Combined Company Board of Directors upon any issuance of the Preferred Stock of any series. Each holder of shares of Common Stock shall be entitled to one vote for each share of Class A Ordinary Common Stock held and one hundred and sixty votes for each share of Class B Super Common Stock held. Holders of the Combined Company’s Common Stock have no cumulative voting rights. Further, holders of the Combined Company’s Common Stock have no preemptive or conversion rights or other subscription rights. Upon our liquidation, dissolution or winding-up, holders of the Combined Company’s Common Stock are entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any of our outstanding shares of Preferred Stock. Subject to the rights of the holders of Preferred Stock, holders of shares of Common Stock are entitled to receive such dividends and distributions and other distributions in cash, stock or property of the corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the corporation legally available therefor.

At all meetings of stockholders, unless otherwise required by law, the New Charter, or the New Bylaws, a majority in voting power of the shares of the corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum.

Preferred Stock

The Preferred Stock may be issued without stockholder approval, from time to time in one or more series, each series to be appropriately designated by a distinguishing letter or title prior to the issuance of any shares thereof, as determined by the Combined Company’s Board of Directors. The Combined Company’s Board of Directors may authorize the issuance of Preferred Stock with voting or conversion rights that could harm the voting power or other rights of the holders of the Common Stock. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of us and might harm the market price of the Combined Company’s Common Stock and the voting and other rights of the holders of the Combined Company’s Common Stock.

Preferred stock may be issued from time to time, in one or more series, as authorized by the Board of Directors, without stockholder approval. As of the date of this prospectus, we have no Preferred Stock designated or issued.

Certain Anti-Takeover Provisions of Delaware Law, our Certificate of Incorporation and Bylaws

The provisions of Delaware law, the New Charter and the New Bylaws of the Combined Company could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or in our best interests. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and in the policies formulated by our Board of Directors and to discourage certain types of transactions that may involve an actual or threatened change of our control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. Such provisions also may have the effect of preventing changes in our management.

The New Charter provides that subject to the rights of holders of any series of Preferred Stock to elect directors, the Board of Directors is divided into three classes, designated Class I, Class II and Class III, with each class being nearly as possible to one third of the total number of directors constituting the entire Board of Directors. Terms for directors are generally three years.

Pubco is expected to be subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●	a stockholder who owns 10% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

●	an affiliate of an interested stockholder; or

●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

●	our Board of Directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

●	on or subsequent to the date of the transaction, the business combination is approved by our Board of Directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Exclusive Forum for Certain Lawsuits

The New Charter provides that unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation’s stockholders, (3) any action arising pursuant to any provision of the DGCL or the Certificate of Incorporation or the New Bylaws, or (4) any action asserting a claim governed by the internal affairs doctrine. Unless the corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

Special meeting of stockholders

Special meetings of the stockholders of Pubco may be called, for any purpose or purposes, by (i) the Chair of the Board of Directors, (ii) the Chief Executive Officer, (iii) the Board of Directors or (iv) by the Secretary following receipt of written demand from stockholders holding, at least 25% of the voting power of the outstanding shares of the corporation.

Stockholder Action by Written Consent

The New Bylaws permit Pubco stockholders to act by written consent.

Advance notice requirements for stockholder proposals and director nominations

The New Bylaws provide that stockholders seeking to bring business before Pubco’s annual meeting of stockholders, or to nominate candidates for election as directors at Pubco’s annual meeting of stockholders must provide timely notice of their intent in writing, as well as additional information.

These provisions may preclude our stockholders from bringing matters before Pubco’s annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but unissued shares

Pubco’s authorized but unissued Common Stock and Preferred Stock is available for future issuances without stockholder approval, and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of Pubco by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

Pubco’s transfer agent and registrar is Continental Stock Transfer & Trust Company, whose address is 1 State Street Plaza, 30th Floor, New York, NY 10004.

Listing

Beginning December 18, 2025 Pubco’s common stock is now quoted on the OTC Markets under the symbol “SHAZ.” In addition, we intend to apply to have our shares of common stock approved for listing on the Nasdaq Capital Market under the symbol “SHAZ,” and to be approved as a foreign issuer of CHESS Depositary Interests (CDIs) and for our CDIs to be quoted on the Australian Stock Exchage.

Indemnification of Directors and Officers

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Indemnification of Directors and Officers” is incorporated into this Item 2.01 by reference.

Financial Statements and Exhibits

The information set forth under the section entitled “Financial Statements” above and Item 9.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 3.02 Recent Sale of Unregistered Securities.

Reference is made to the disclosure under Item 1.01 above related to the December 2025 Convertible Notes which is hereby incorporated in this Item 3.02 by reference. The December 2025 Convertible Notes and the shares issuable upon conversion thereof have not been registered under the Securities Act, or the securities laws of any state, and are being offered and sold in reliance on the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(a)(2) and/or Rule 506 promulgated thereunder.

On the Effective Date, Pubco issued 3,502,677 shares of Class A Ordinary Common Stock to James Manning, a former director of SharonAI and a director of Pubco upon closing of the Merger as part of this consideration under the BCA. The issuance of the shares of Class A Ordinary Stock was made in reliance on the exemption from registration under the Securities Act afforded by Section 4(a)(2) and/or Rule 506 promulgated hereunder.

On December 17, 2025 Pubco issued convertible promissory notes to three accredited investors pursuant to which it issued convertible promissory notes in the aggregate amount of $2,250,000 to the investors in consideration of $2,250,000. The notes accrue interest at a rate of 10% per annum, starting 30 days after issuance, and have a maturity date of December 17, 2026. The unpaid and outstanding principal amount and accrued interest automatically convert into shares of the Company’s Class A Ordinary Common Stock at a conversion price of $0.12 per share on the first day after the closing of the BCA,. As soon as practicable (and in any event within 30-calendar days of the closing of the Business Combination Agreement, Pubco agreed to file a registration statement on Form S-1 providing for the resale of the shares of Class A Ordinary Common Stock issuable upon conversion of the December 2025 Convertible Notes. The proceeds from the issuance of the December 2025 Convertible Notes were used for working capital and general corporate purposes, including the payment of expenses in connection with the closing of the Business Combination.

On December 17, 2025, Pubco issued 2,249,000 shares of its Class A Ordinary Common Stock to certain former officers and directors of Roth CH in consideration of cancellation of indebtedness held by them. Pubco did not receive any proceeds upon issuance of these shares. The issuance of the shares of Class A Ordinary Stock was made in reliance on the exemption from registration under the Securities Act afforded by Section 4(a)(2).

On December 18, 2025, Pubco issued 18,749,999 shares of its Class A Ordinary Common Stock upon the automatic conversion of the December 2025 Convertible Notes. Pubco did not receive any proceeds upon issuance of these shares. The issuance of the shares of Class A Ordinary Stock was made in reliance on the exemption from registration under the Securities Act afforded by Section 4(a)(2) and/or Section 3(a)(9).

Item 3.03 Material Modification to Rights of Security Holders.

In connection with the Business Combination, on December 16, 2025, Pubco filed the New Charter with the Delaware Secretary of State, and also adopted the New Bylaws, which replace Roth CH’s governing documents in effect as of such time, respectively.

The material terms of the New Charter and the New Bylaws and the general effect upon the rights of holders of Combined Company’s Class A Ordinary Common Stock are discussed in the Proxy Statement/Prospectus in the sections titled “Organizational Documents Proposals” and “The Advisory Organizational Documents Proposal”, and that information is incorporated herein by reference.

The information in Item 1.01 of this Current Report on Form 8-K under the section titled “New Organizational Documents” is incorporated into this Item 3.03 by reference.

The foregoing descriptions of the New Charter and New Bylaws do not purport to be complete and are qualified in their entirety by the full text of each of the New Charter and New Bylaws, which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K.

The Combined Company’s Class A Ordinary Common Stock and Pubco Warrants are quoted on the OTC Markets under the symbols “SHAZ” and “SHAZW,” respectively.

Item 5.01 Changes in Control of Registrant.

Reference is made to the disclosure in the Proxy Statement/Prospectus in the section titled “The Business Combination Proposal,” which is incorporated herein by reference. Further reference is made to the information contained in the “Explanatory Note” above and Item 2.01 to this Current Report on Form 8-K, which is incorporated herein by reference.

As a result of the completion of the Business Combination, a change of control of Roth CH has occurred, and the stockholders of Roth CH (including shares held by the founders of Roth CH and shares issued upon the conversion of outstanding debt) as of immediately prior to the closing of the Business Combination held approximately 8.25% of the outstanding shares of the Combined Company’s Common Stock immediately following the closing of the Business Combination and stockholders of SharonAI held approximately 91.80% of the outstanding shares of the Combined Company’s Common Stock immediately following the closing of the Business Combination.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Following the adoption of the New Charter in connection with the Business Combination, the Combined Company’s Board was divided into three classes, designated as Class I, Class II and Class III. The directors first elected to Class I will hold office for a term expiring at the first annual meeting of stockholders following the consummation of the Business Combination; the directors first elected to Class II will hold office for a term expiring at the second annual meeting of stockholders following the consummation of the Business Combination; and the directors first elected to Class III will hold office for a term expiring at the third annual meeting of stockholders following the consummation of the Business Combination. The Class I directors, whose terms will expire at the annual meeting of stockholders to be held in 2026, will be Wolfgang Schubert, and Brent Lanier, the Class II directors, whose terms will expire at the annual meeting of stockholders to be held in 2027, will be Peter Woodward and Alastair Cairns; and the Class III directors, whose terms will expire at the annual meeting of stockholders to be held in 2028, will be James Manning.

2025 Omnibus Equity Incentive Plan

At the Special Meeting, Roth CH stockholders approved the New SharonAI, Inc. 2025 Omnibus Equity Incentive Plan (the “Equity Plan”), and the reservation of 60,000,000 shares of Pubco Class A Ordinary Common Stock thereunder. As a result, the Board is authorized to approve grants of awards under the Equity Plan to eligible participants, subject to various limitations. The description of the Equity Plan is set forth in the Proxy Statement/Prospectus in the section entitled “Proposal No. 6 - The Equity Incentive Plan Proposal,” which is incorporated herein by reference. The Combined Company Board of Directors and stockholders approved and adopted the Equity Plan on December 14, 2025. The description of the Incentive Equity Plan is not complete and is subject to and qualified in its entirety by reference to the Incentive Equity Plan, a copy of which is attached hereto as Exhibit 10.10 and the terms of which are incorporated by reference herein.

Immediately following the consummation of the Business Combination, the following individuals became the directors of the Combined Company: (i) Wolfgang Schubert, (ii) James Manning, (iii), Alastair Cairns, (iv) Brent Lanier, and (v) Peter Woodward.

Immediately following the consummation of the Business Combination, the following individuals became the executive officers of the Combined Company: (i) Wolfgang Schubert, Chief Executive Officer, (ii) Tim Broadfoot, Chief Financial Officer, (iii) Andrew Leece, Chief Operating Officer and (iv) Daniel Mons, Chief Technology Officer.

Concurrently with the consummation of the Business Combination, Roth CH’s officers and directors resigned from their respective positions at Roth CH and the executive officers and directors of Pubco resigned from Pubco.

Following the closing of the Business Combination, the Pubco’s audit committee consists of Alastair Cairns, Brent Lanier and Peter Woodward, with Peter Woodward serving as the chair of the committee. The Board determined that each member of the audit committee qualifies as an independent director under the independence requirements of the Sarbanes-Oxley Act of 2002, as amended, Rule 10A-3 under the Exchange Act, and the applicable Nasdaq listing requirements, that Sanjay Shrestha qualifies as an “audit committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K, and that the members of the committee possess financial sophistication, as defined under the rules of Nasdaq.

Following the closing of the Business Combination, the Pubco’s compensation committee consists of Peter Woodward, Alastair Cairns and Brent Lanier, with Brent Lanier serving as chair of the committee. The Board determined that each member of the compensation committee is “independent” as defined under the applicable Nasdaq requirements and SEC rules and regulations.

Following the closing of the Business Combination, Pubco’s nominating and governance committee consists of Alastair Cairns, Brent Lanier and Peter Woodward with Alastair Cairns serving as chair of the committee. The Board determined that each member of the nominating and governance committee is “independent” as defined under the applicable Nasdaq requirements and SEC rules and regulations.

The disclosure set forth in Item 2.01 of this Current Report on Form 8-K under the headings “Executive Compensation,” “Director Compensation,” “Employment Agreements,” “Certain Relationships and Related Person Transactions” and “Indemnification of Directors and Officers” is incorporated in this Item 5.02 by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth in Item 3.03 of this Current Report regarding the New Charter and New Bylaws is incorporated into this Item 5.03 by reference.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the consummation of the Business Combination, the Board adopted a new Code of Business Conduct and Ethics, which is applicable to all employees, officers and directors of the Company (including its Chief Executive Officer and other executive and senior financial officers), which is available on the Company’s website at https://www.sharonaicom/. The information on the Company’s website does not constitute part of this Current Report and is not incorporated by reference herein.

Item 5.06 Change in Shell Company Status.

On the Effective Date, Pubco ceased to be a shell company. The material terms of the Business Combination are described in the Proxy Statement/Prospectus in the section titled “The Business Combination Proposal,” and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On December 19, 2025, Pubco issued a press release announcing the closing of the Business Combination. The press release is furnished as Exhibit 99.4 to this Current Report.

The information in this Item 7.01, including Exhibit 99.4 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of Pubco under the Securities Act or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in such filings.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The audited financial statements of Roth CH for the years ended December 31, 2024 and 2023 included in the Proxy Statement/Prospectus beginning on page F-11 are incorporated herein by reference.

The unaudited financial information of Roth CH as of and for the three and nine months ended September 30, 2025 and 2024 is set forth in set forth in Roth CH’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2025 and incorporated herein by reference.

The audited financial statements of SharonAI for the years ended December 31, 2024 and 2023 included in the Proxy Statement/Prospectus beginning on page F-39 are incorporated herein by reference.

The unaudited financial information of SharonAI as of and for the nine months ended September 30, 2025 is set forth in Exhibit 99.1. and incorporated herein by reference and incorporated herein by reference.

The audited financial statements of Distributed Storage Solutions Limited for the years ended December 31, 2023 and 2022 included in the Proxy Statement/Prospectus beginning on page F-114 are incorporated herein by reference.

The unaudited financial statements of Distributed Storage Solutions Limited as of and for the six months ended June 30, 2024 and 203 included in the Proxy Statement/Prospectus beginning on page F-140 are incorporated herein by reference.

(b) Pro forma financial information.

The unaudited pro forma condensed combined financial information of Roth CH and SharonAI as of and for the years ended December 31, 2024 and 2023, and the nine months ended September 30, 2025, is set forth in Exhibit 99.2 and incorporated herein by reference.

(d) Exhibits.

The following exhibits are filed as part of this registration statement:

Exhibit No.	Description
2.1†**	Business Combination Agreement, dated January 28, 2025, by and among Roth CH Acquisition Co., Roth CH Holdings, Inc., Roth CH Merger Sub, Inc. and SharonAI Inc incorporated by reference to Exhibit 2.1 to Roth CH Acquisition Co.‘s Current Report on Form 8-K, filed with the SEC on January 29, 2025
2.2	Amendment, dated May 23, 2025, to the Business Combination Agreement, dated May 23, 2025, by and among Roth CH Acquisition Co., Roth CH Holdings, Inc., Roth CH Merger Sub, Inc. and SharonAI Inc., incorporated by reference to Exhibit 10.1 to Roth CH Acquisition Co.‘s Current Report on Form 8-K, filed with the SEC on May 27, 2025.
2.3	Second Amendment, dated October 14, 2025, to the Business Combination Agreement, dated January 28, 2025, by and among Roth CH Acquisition Co., Roth CH Holdings, Inc., Roth CH Merger Sub, Inc. and SharonAI Inc., incorporated by reference to Exhibit 10.1 to Roth CH Acquisition Co.‘s Current Report on Form 8-K, filed with the SEC on October 20, 2025.
3.1*	Amended and Restated Certificate of Incorporation of registrant
3.2*	Amended and Restated Bylaws of the registrant
3.3	Certificate of Merger, incorporated by reference to Exhibit 3.8 to the registrant’s Registration Statement on Form S-4 filed with the SEC on October 1, 2025.
4.1*	Form of Warrant Certificate
4.2*	Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant
4.3*	Form of December 2025 Convertible Note
10.1	Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant(6)
10.2	Amendment to the Investment Management Trust Agreement, dated January 27, 2023, by and between Continental Stock Transfer & Trust Company and the Registrant(2)
10.3	Private Placement Warrants Purchase Agreement between the Registrant and TKB Sponsor I, LLC(6)
10.4	Amendment to the Investment Management Trust Agreement, dated June 28, 2023, by and between Continental Stock Transfer & Trust Company and the Registrant(3)
10.5	Amendment No. 2 to the Investment Management Trust Agreement(3)
10.6	Form of Lockup Agreement, incorporated by reference to Annex F to the registrant’s Registration Statement on Form S-4 filed with the SEC on May 15, 2025
10.7	Form of Amended and Restated Registration Rights Agreement, incorporated by reference to Exhibit 10.4 to Roth CH Acquisition Co.‘s Current Report on Form 8-K, filed with the SEC on January 29, 2025
10.8+	Employment Agreement with Wolfgang Schubert, incorporated by reference to Exhibit 10.18 to the registrant’s Registration Statement on Form S-4 filed with the SEC on May 15, 2025
10.9+*	First Amendment to Employment Agreement with Wolfgang Schubert
10.10*+	2025 Equity Incentive Plan
10.11*	Note Purchase Agreement dated July 15, 2025 between SharonAI, Inc. and YA II PN, LTD.
10.12*	Form of Standby Equity Purchase Agreement by and between YA II PN, LTD., a Cayman Islands exempt limited company (the “Investor”), and Sharonai Holdings, INC. a Delaware Corporation
10.13+*	Employment Agreement between Timothy Broadfoot and SharonAI Pty Ltd
10.14+*	Employment Agreement between Andrew Leece and SharonAI Pty Ltd
10.15+*	Employment Agreement between Daniel Mons and SharonAI Pty Ltd

Exhibit No.	Description
10.16+*	Independent Contractor Agreement between James Manning and SharonAI Pty Ltd
10.17+*	Consulting Agreement between SharonAI Pty and Timothy Broadfoot
10.18*	Independent Contractor Agreement between Inbocalupa Ptd Ltd and Sharon Pty Ltd
10.19*	Deed of Variation of Independent Contractor Agreement between Inbocalupa Pty Ltd and Sharon Pty Ltd
10.20*	Independent Contractor Agreement between Broadfoot Group Pty Ltd and SharonAI Pty Ltd
10.21*	Convertible Promissory Note in the amount of $500,000 dated July 15, 2025 issued by SharonAI, Inc. to YA II PN Ltd
10.22*	Convertible Promissory Note in the amount of $2 million dated October 1, 2025
10.23*	First Amendment to Convertible Notes, dated October 21, 2025
10.24*	Limited Liability Company Agreement of Texas Critical Data Centers LLC, dated January 21, 2025, between SharonAI, Inc. and New Era Helium, Inc.
10.25*	Contract to Purchase Agreement, dated July 17, 2025, between Odessa Industrial Development Corporation d/b/a Grow Odessa, and Texas Critical Data Centers, LLC.
10.26*	Amendment to Convertible Promissory Notes and Note Purchase Agreement.
10.27*	Form of Indemnification Agreement
10.28*	Clawback Policy
14.1*	Code of Ethics
19.1*	Insider Trading Policy
21.1*	Distributed Storage Solutions (indirect subsidiary)
99.1*	Unaudited Consolidated Condensed Financial Statements of Sharon, Inc. as of September 30, 2025 and for the Three and Nine Month Period Ended September 30, 2025 and 2024
99.2*	Unaudited Pro Forma Combined Financial Information of SharonAI Holdings, Inc. as of September 30, 2025, and for the Nine-Month Period ended September 30, 2025, and for the Year Ended December 31, 2024
99.3*	Management’s Discussion and Analysis of Financial Condition and Results of Operations of SharonAI, Inc. for the Three and Nine Month Period Ended September 30, 2025
99.4*	Press release dated December 19, 2025
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.
**	Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.
+	Indicates a management or compensatory plan.

(1)	Incorporated by reference to Roth CH Acquisition Co.’s Form S-1, filed with the SEC on October 8, 2021.
(2)	Incorporated by reference to Roth CH Acquisition Co.’s Current Report on Form 8-K, filed with the SEC on January 30, 2023.
(3)	Incorporated by reference to Roth CH Acquisition Co.’s Current Report on Form 8-K, filed with the SEC on July 3, 2023.
(4)	Incorporated by reference to Annex A to the registrant’s definitive proxy statement filed with the SEC on September 7, 2023.
(5)	Incorporated by reference to Roth CH Acquisition Co.’s Current Report on Form 8-K filed with the SEC on May 3, 2024.
(6)	Incorporated by reference to Roth CH Acquisition Co.’s Current Report on Form 8-K, filed with the SEC on October 29, 2021.
(7)	Incorporated by reference to Roth CH Acquisition Co.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.
(8)	Incorporated by reference to Roth CH Acquisition Co.’s Annual Report on Form 10-K filed with the SEC on April 11, 2024.
(9)	Incorporated by reference to Roth CH Acquisition Co.’s Current Report on Form 8-K filed with the SEC on January 29, 2025.
(10)	Incorporated by reference to Roth CH Acquisition Co.’s Current Report on Form 8-K filed with the SEC on May 27, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARONAI HOLDINGS, INC.

	By:	/s/ Wolfgang Schubert
	Name:	Wolfgang Schubert
	Title:	Chief Executive Officer

Date: December 22, 2025